UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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Soliciting Material Pursuant to §240.14a-12

ALPHABET INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts! ALPHABET INC. 2025 Annual Meeting Vote by June 5, 2025 8:59 PM PT ALPHABET INC. 1600 AMPHITHEATRE PKWY MOUNTAIN VIEW, CA 94043 V73416-P22652 You invested in ALPHABET INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 6, 2025. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 23, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control #

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. The complete proxy materials contain important information and are available on the Internet or by mail. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
COMPANY PROPOSALS -		
1.	Election of ten directors	
	Nominees:	
1a.	Larry Page	For
1b.	Sergey Brin	For
1c.	Sundar Pichai	For
1d.	John L. Hennessy	For
1e.	Frances H. Arnold	For
1f.	R. Martin “Marty” Chávez	For
1g.	L. John Doerr	For
1h.	Roger W. Ferguson Jr.	For
1i.	K. Ram Shriram	For
1j.	Robin L. Washington	For
2.	Ratification of the appointment of Ernst & Young LLP as Alphabet’s independent registered public accounting firm for the fiscal year ending December 31, 2025	For
STOCKHOLDER PROPOSALS -		
3.	Stockholder proposal regarding “Support for Shareholder Right to Act by Written Consent”	Against
4.	Stockholder proposal regarding a financial performance policy	Against
5.	Stockholder proposal regarding a report on charitable partnerships	Against
6.	Stockholder proposal regarding a request to cease CEI participation	Against
7.	Stockholder proposal regarding an enhanced disclosure on climate goals	Against
8.	Stockholder proposal regarding equal shareholder voting	Against
9.	Stockholder proposal regarding a report on the due diligence process to assess human rights risks in CAHRA	Against
10.	Stockholder proposal regarding a report on risks of discrimination in GenAI	Against
11.	Stockholder proposal regarding a report on AI data usage oversight	Against
12.	Stockholder proposal regarding a human rights impact assessment of AI-driven targeted ad policies	Against
13.	Stockholder proposal regarding a report on alignment of lobbying activities with child safety policies	Against
14.	Stockholder proposal regarding a report on online safety for children	Against

NOTE: Such other business as may properly come before the meeting and any postponements or adjournments thereof.

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V73417-P22652